SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              U.S. ELECTRICAR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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         pursuant to Exchange  Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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


                              U.S. ELECTRICAR, INC.
                    Notice of Annual Meeting of Stockholders
                            To Be Held July 29, 1999

To the Stockholders of U.S. ELECTRICAR, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Electricar, Inc., a California corporation (the "Company"), will be held at 19850 South Magellan Drive, Torrance, California 90502, on Thursday, July 29, 1999, at 10:00 a.m., local time, for the following purposes:

         1. AMENDMENT TO THE U.S. ELECTRICAR, INC. RESTATED AND AMENDED ARTICLES OF INCORPORATION ("ARTICLES OF INCORPORATION") TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK. To approve an amendment to the U.S. Electricar, Inc. Articles of Incorporation increasing the authorized number of shares of Common Stock from 300,000,000 to 500,000,000;

         2. AUTHORIZATION FOR THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT. To authorize the Board of Directors to effect a reverse stock split of the Company's Common Stock in a ratio of one-for-twenty, at any time until the next Annual Meeting of Shareholders;

         3. AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY AND AUTHORIZE THE BOARD OF DIRECTORS TO SELECT A NEW NAME FOR THE COMPANY. To approve an amendment to the Articles of Incorporation to change the name of the Company and authorize the Board of Directors to select a new name for the Company in their sole discretion;

         4. AMENDMENT TO THE U.S. ELECTRICAR, INC. 1996 STOCK OPTION PLAN. To ratify and approve an increase in the authorized number of shares under the U.S. Electricar, Inc. 1996 Stock Option Plan from 15,000,000 to 45,000,000 shares;

         5. AMENDMENT TO ARTICLE III, SECTION 2 OF U.S. ELECTRICAR, INC.'S BYLAWS TO AMEND THE VARIABLE AUTHORIZED NUMBER OF DIRECTORS. To approve an amendment to Article III, Section 2 of the Company's Bylaws to change the variable authorized number of directors to a range of from Four (4) to Seven
(7);

         6. ELECTION OF DIRECTORS. To elect six (6) Directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

         7. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Moss Adams LLP as the independent auditors for the Company for the fiscal years ending July 31, 1999 and 2000; and

         8. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

         The Board of Directors has fixed the close of business on July 8, 1999 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         After careful consideration, the Company's Board of Directors has approved the proposals and recommends that you vote in favor of each such proposal.


                                            By Order of the Board of Directors

                                            Carl D. Perry
                                            Chief Executive Officer

Torrance, California
July 12, 1999


YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE AUTOMATICALLY REVOKED AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.

                                 Mailed to Stockholders on or about July 12,1999


                              U.S. ELECTRICAR, INC.
                           19850 South Magellan Drive
                           Torrance, California 90502

                        ---------------------------------
                                 PROXY STATEMENT
                       ----------------------------------


                     For the Annual Meeting of Shareholders
                           To Be Held on July 29, 1999

         The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of U.S. Electricar, Inc., a California corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders to be held on Thursday, July 29, 1999 at 10:00 a.m., local time, at the Company's executive offices located at 19850 South Magellan Drive, Torrance, California 90502, and at any adjournment thereof.

         This Proxy Statement and the accompanying form of Proxy are to be first mailed to the shareholders entitled to vote at the Annual Meeting on or about July 12, 1999. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in the Proxy Statement. All shareholders of record at the close of business on July 8, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

Proxies

         If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Board. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock, Series A Convertible Preferred Stock ("Series A Preferred Stock") and Series B Convertible Preferred Stock ("Series B Preferred Stock"), as the case may be, represented by such proxy card will be voted "FOR" Proposals 1, 2, 3, 4, 5, 6 and 7, and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

Revocability of Proxy

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to the Company at its executive offices, 19850 South Magellan Drive Torrance, California 90502 (to the attention of Carl D. Perry, the Company's President), a written notice of revocation or a duly executed proxy bearing a later date; or
(ii) attending the Annual Meeting and voting in person.

Solicitation

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its Officers, Directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Record Date and Voting

         The close of business on July 8, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 222,962,367 shares of Common Stock, 3,259,101shares of Series A Preferred Stock, and 4,138,461 shares of Series B Preferred Stock, for an aggregate of 227,464,249 shares, outstanding and entitled to vote at the Annual Meeting.

         The presence at the Annual Meeting of a majority of the shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock of the Company in the aggregate on an as converted basis, or approximately 115,179,965 of these shares on an as converted basis either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

         Each outstanding share of Common Stock and Series A Preferred Stock on the Record Date is entitled to one (1) vote, and each outstanding share of Series B Preferred Stock on the Record Date is entitled to three and one-third (31/3) votes on all matters voted on at the Annual Meeting, except that (i) the holders of the Series B Preferred Stock are voting as a separate class to fill one of two vacancies allotted to the Series B Preferred Stock by voting for one
(1) director, (ii) the holders of the Common Stock and Series A Preferred Stock are voting together as a single class for the election of five (5) directors, and (iii) cumulative voting may be used in the election of directors to be elected by the Common Stock and the Series A Preferred Stock. Since only one director has been nominated that will be voted upon by the holders of the Series B Preferred Stock, the Company does not believe cumulative voting will be applicable for the election of this director. Under cumulative voting, each holder of Common Stock and Series A Preferred Stock may cast for a single candidate, or distribute among the candidates as such holder chooses, a number of votes equal to the number of candidates (five (5) at this meeting) multiplied by the number of shares held by such shareholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination, except to the extent that if a shareholder withholds votes from the nominees, the proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights to secure the election of the nominees listed below as directors of the Company.

         The Common Stock, Series A Preferred Stock, and Series B Preferred Stock will vote together as a single class on all matters scheduled to be voted on at the Annual Meeting, other than: (i) Proposal No. 1, the approval of the amendment of the Articles of Incorporation to increase the authorized number of shares of Common Stock, for which the affirmative vote of a majority of the outstanding Common Stock, voting as a separate class, will be required in addition to the affirmative vote of a majority of the outstanding Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single class; (ii) Proposal No. 2, the authorization for the Board to effect a one-for-twenty reverse stock split, for which the affirmative vote of a majority of the outstanding Common Stock, voting as a separate class, will be required in addition to the affirmative vote of a majority of the outstanding Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single class; and (iii) Proposal No. 5, the election of directors, for which the Series B Preferred Stock, voting as a separate class, shall vote to elect one
(1) of the six (6) directors, and for which the outstanding Common Stock and Series A Preferred Stock, voting together as a single class, shall vote to elect five (5) directors.

         An affirmative vote of a majority of the issued and outstanding shares of Common Stock (not just shares present and voting at the meeting), and an affirmative vote of a majority of the issued and outstanding shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock in the aggregate (not just shares present and voting at the meeting) is required for approval of Proposals 1, 2 and 3. An affirmative vote of a majority of the shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock, present and voting at the meeting, either in person or by proxy, is required for approval of Proposals 4, 5, 6 and 7.

         An automated system administered by the Company's Common Stock transfer agent will tabulate votes of the holders of Common Stock cast by proxy, and the Company's Series A and Series B Preferred Stock transfer agent will tabulate votes of the holders of Series A and Series B Preferred Stock cast by proxy. An employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal, except broker non-votes will have the effect of a negative vote for Proposals 1, 2 and 3, since such proposal requires for approval an affirmative vote of a majority of the outstanding shares of the Company's Common Stock (not just shares present and voting at the meeting), and an affirmative vote of a majority of the Common Stock, Series A Preferred Stock, and Series B Preferred Stock (not just shares present and voting at the meeting).

         The Annual Report of the Company for the fiscal year ended July 31, 1998 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

         Please  mark,   date,  sign  and  return  the  enclosed  Proxy  in  the
accompanying postage-prepaid, return envelope as soon as possible so that, if you are unable to attend the Annual Meeting, your shares may be voted.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING



                                 PROPOSAL NO. 1
                                AMENDMENT OF THE
                 COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
                           THE AUTHORIZED COMMON STOCK

         The Board of Directors has adopted a resolution proposing and declaring the advisability of amending the Company's Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 300,000,000 to 500,000,000. The Board of Directors directed that this proposed amendment be considered at the Annual Meeting of Shareholders on July 29, 1999. The Board believes this capital structure more appropriately reflects the present and future needs of the Company. The authorization of an additional 200,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the shareholders, to issue such shares of Common Stock from time to time as the Board deems necessary. A copy of the text of this proposed amendment to the Articles of Incorporation of the Company is set forth in full as Exhibit A attached to this Proxy Statement and is hereby incorporated herein by this reference; provided, however, that the text of the amendment is subject to change as may be required by the California Secretary of State.

Purposes and Effects of the Amendment to Increase the Authorized Number of Shares of Common Stock

Number of Shares of Common Stock Issued and Issuable upon Exercise or Conversion Exceeds Number of Authorized Shares

         As of June 15, 1999, the Company had approximately 222,962,367 shares of Common Stock issued and outstanding, 3,259,101 shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock, 4,138,461 shares of Common Stock issuable upon conversion of outstanding Series B Preferred Stock, 83,904,786 shares of Common Stock issuable upon exercise of outstanding options and warrants, and 46,999,999 shares of Common Stock issuable upon conversion of outstanding convertible debt or convertible debt that the Company has agreed to issue (excluding shares issuable pursuant to interest accrued), for a total of approximately 361,264,714 shares issued and outstanding or issuable upon exercise or conversion of convertible securities. 300,000,000 shares of Common Stock are authorized to be issued under the Company's Articles of Incorporation as currently in effect.

         Since the total number of shares of Common Stock issued and outstanding or issuable upon exercise or conversion of convertible securities exceeds the authorized number of Common Stock shares, the Company must increase its authorized number of shares of Common Stock so that it will be able to issue all the shares required by the terms of its issued and outstanding or agreed to be issued convertible securities. Shareholder approval of the amendment to increase the authorized number of Common Stock shares is necessary to enable the Company to meet its obligations to issue additional shares of Common Stock under the terms of its outstanding options, warrants and convertible debt.

Need for Additional Financing and Flexibility

         The proposed increase in the authorized number of shares of Common Stock will also allow the Company to reserve an additional number of shares sufficient to provide flexibility for the future. In particular, the Company may require additional funding in 1999 and beyond for its operations and will therefore need the increased number of authorized shares to raise additional equity. In addition, the additional authorized shares may be used in the future for any other proper corporate purpose approved by the Board, including corporate mergers or acquisitions, an increase in the number of shares reserved under the Company's stock option plans, stock dividends or splits, or other corporate purposes. At present, the Company has no plans, agreements or understandings for the issuance of additional shares of capital stock as of June 15, 1999, other than pursuant to (i) options, warrants, convertible debt and shares of Series A Preferred Stock and Series B Preferred Stock outstanding as of June 15, 1999, and (ii) agreements to issue up to an additional 80,000,000 million shares of Common Stock upon the issuance and exercise of certain warrants or conversion of certain convertible debt. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless applicable laws or regulations require such approval.

         The Board of Directors believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financings, acquisitions and other corporate purposes without the delay and expense associated with obtaining special shareholder approval each time an opportunity requiring the issuance of shares may arise.

Effects of the Amendment

         Each additional share of Common Stock authorized by the amendment to the Articles of Incorporation would have the same rights and privileges as each share of Common Stock currently authorized or outstanding.

         An issuance of additional shares by the Company could have an effect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and could dilute the book value per share of all outstanding shares of the Company's capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a shareholder's investment could be adversely affected.

Vote Required

         The approval of the amendment of the Articles of Incorporation increasing the authorized number of shares of Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock, voting separately as a class, and the affirmative vote of a majority of the outstanding shares of Common Stock and Series A Preferred Stock and Series B Preferred Stock, voting together as a single class (with both the Common Stock and the Series A Preferred Stock having one vote per share and the Series B Preferred Stock having 3-1/3 votes per share).

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                       PROPOSED AMENDMENT OF THE COMPANY'S
           ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED NUMBER
                            OF SHARES OF COMMON STOCK

                                 PROPOSAL NO. 2
                         AUTHORIZATION FOR THE BOARD TO
                          EFFECT A REVERSE STOCK SPLIT
                          IN A RATIO OF ONE-FOR-TWENTY

General

         The Company's shareholders are being asked to act upon a proposal to authorize the Board of Directors (the "Board") to effect a reverse stock split of one (1) new share of Common Stock for each twenty (20) existing shares of Common Stock (the "Reverse Stock Split"), at any time prior to the next Annual Meeting of Shareholders, depending upon a determination by the Board that the reverse stock split is in the best interests of the Company and the shareholders. The Board has approved the Reverse Stock Split and has directed that the Reverse Stock Split proposal be submitted to the Company's shareholders for consideration and action. At the last annual meeting, held on May 9, 1997, a reverse stock split of up to one-for-twenty was approved by the shareholders. However, the Company did not implement that reverse stock split and the Company's shareholders are being asked to act upon a similar proposal to authorize the Board to effect the Reverse Stock Split at this Annual Meeting.

         If the Reverse Stock Split is approved by the shareholders of the Company at the Annual Meeting, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the shareholders, based on factors, including the marketability and liquidity of the Common Stock, prevailing market conditions, the likely effect on the market price of the Common Stock, and other relevant factors.

         If approved by the shareholders of the Company, the Reverse Stock Split would become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to the Company's next Annual Meeting of Shareholders. If the Reverse Stock Split is not effected by such date, the Board of Directors will take action to abandon the Reverse Stock Split and, if necessary, again seek shareholder approval.

           The complete text of the form of an amendment to the Articles of Incorporation (the "Amendment to the Articles") for the Reverse Stock Split is set forth in Exhibit B to this Proxy Statement; however, such text is subject to amendment to include such changes as may be required by the California Secretary of State. If the Reverse Stock Split is approved by the requisite vote of the Company's shareholders, upon filing of the Amendment to the Articles with the California Secretary of State on the Effective Date, the Reverse Stock Split will be effective, and each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the shareholders, converted into and reconstituted as 1/20th of a share of the Company's Common Stock (the "New Common Stock"); provided, however, that no fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will receive cash in lieu of such fractional share of New Common Stock in an amount equal to the product obtained by multiplying (a) the average of the high-bid and low-asked per share prices of the Common Stock as reported on the Nasdaq electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Old Common Stock without giving effect to the Reverse Stock Split) by (b) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest.

         Shortly after the Effective Date, shareholders will be asked to surrender certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing shares of New Common Stock will be issued and forwarded to the shareholders (and cash in lieu of any fractional share interest); however, each certificate representing shares of Old Common Stock will continue to be valid and represent the number of shares of New Common Stock equal to 1/20th of the number of shares of Old Common Stock (and cash in lieu of such fractional share, as described above).

Purposes of the Reverse Stock Split

         The Board of Directors believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. The Board of Directors also believes that the proposed Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split Effective Date. Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

         However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Old Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

Effects of the Reverse Stock Split

         The Reverse Stock Split will be effected by means of filing the Amendment to the Articles with the California Secretary of State. Assuming approval of the Reverse Stock Split by the requisite vote of the shareholders at the meeting, the Amendment to the Articles will be filed with the California Secretary of State as promptly as practicable after a determination by the Board of Directors to proceed with the Reverse Stock Split, and the Reverse Stock Split will become effective on the date of such filing. Without any further action on the part of the Company or the shareholders, after the Reverse Stock Split, the shares of Old Common Stock will be converted into and reconstituted as the appropriate number of shares of New Common Stock (and, where applicable, cash in lieu of such fractional share, as described above).

         As a result of paying cash in lieu of fractional shares resulting from a Reverse Stock Split, the Company estimates that the entire interest of approximately 31 shareholders (those holding fewer than 20 shares of Common Stock) will be eliminated pursuant to such Reverse Stock Split. Because such transaction would be mandatory, such shareholders holding fewer than 20 shares who wish to retain their existing equity interest in the Company would be adversely affected. The Company expects that approximately 1,275 shares of currently outstanding shares of Common Stock would result in fractional share interests for which cash would be paid in the Reverse Stock Split. Shares of Common Stock no longer outstanding as a result of the fractional share settlement procedure will be returned to authorized but unissued shares of the Company.

         After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between the rights of the shares of Common Stock outstanding prior to the Reverse Stock Split and those outstanding after the Reverse Stock Split is effected. The Reverse Stock Split will, however, result in certain adjustments to the voting rights and conversion ratios of the Series A Preferred Stock and the Series B Preferred Stock. Specifically, pursuant to the terms of the Company's Articles of Incorporation, the Reverse Stock Split will result in an adjustment to the voting rights of the Series A Preferred Stock and the Series B Preferred Stock so that once the Reverse Stock Split is effected, the relative voting power of such shares to the voting power of the Common Stock and to the voting power of the other series of outstanding Preferred Stock will be in the same proportion as existed immediately prior to the Reverse Stock Split. For example, this adjustment would result in a reduction in the voting power of each share of the Series A Preferred Stock from one vote per share to 1/20 of a vote per share and a reduction in the voting power of the Series B Preferred Stock from 3-1/3 votes per share to 1/6 of a vote per share. Thus, the proportionate voting power of the holders of the stock of the Company would not be affected. The Reverse Stock Split will also result in adjustments being made to the conversion ratios of the Series A Preferred Stock and the Series B Preferred Stock so that such shares will be convertible into such number of shares of Common Stock that a holder of such Preferred Stock would have been entitled to receive if such Preferred Stock were to have been converted into Common Stock immediately prior to the Reverse Stock Split. For example, under such adjustments, after the Reverse Stock Split is made effective, each share of the Series A Preferred Stock will be convertible into 1/20 of a share of Common Stock, as compared to one share of Common Stock prior to the Reverse Stock Split, and each share of the Series B Preferred Stock will be convertible into 1/6 of a share of Common Stock, as compared to 3-1/3 shares of Common Stock prior to the Reverse Stock Split. Similar adjustments will also be made to the conversion ratios and exercise provisions of the Company's various other outstanding convertible or exercisable securities.

         Shareholders have no right under California law to dissent from the Reverse Stock Split of the Common Stock.

         Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock which will remain at 300,000,000 shares (or 500,000,000 shares if Proposal No. 1 is adopted). As discussed above, proportionate voting rights and other rights of the holders of Common Stock and Preferred Stock will not be altered by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares, as described above, and other than the change in the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock and Series B Preferred Stock are convertible).

         Shareholders should note that certain disadvantages may result from the adoption of this Proposal No. 2. In the event this Proposal No. 2 is approved by the shareholders and the Reverse Stock Split is effected by the Board, the number of outstanding shares of Common Stock would be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock would not be so decreased. The Company would therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

         As of June 15, 1999, the number of issued and outstanding shares of Old Common Stock was 222,962,367. The following table illustrates the effects of the Reverse Stock Split upon the number of shares of Old Common Stock issued and outstanding, and the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Old Common Stock are issued by the Company after the Record Date).

                                     Common Stock           Authorized and
Reverse Stock Split Ratio            Outstanding(1)     Unissued Common Stock(2)
-------------------------            --------------     ------------------------
       1 for 20                        11,139,484              3,860,515


-------------------
(1) The figures in this table are calculated based on June 15, 1999 issued and outstanding shares of Old Common Stock as reported in the Company's quarterly report on Form 10-Q for the fiscal quarter ended April 30, 1999, as filed with the Securities and Exchange Commission on June 18, 1999. These figures do not take into account any reduction in the number of outstanding shares of Common Stock resulting from the procedures for cashing out fractional shares. In addition, the number of Common Stock shares outstanding does not include shares of Common Stock issuable upon exercise or conversion of outstanding options, warrants or convertible debt but does include the conversion of the Series A and Series B Preferred Stock.

(2) These figures are based on a pre-Reverse Stock Split number of 300,000,000 authorized shares, and does not reflect the proposed increase in the authorized shares to 500,000,000 under Proposal No. 1.


         The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the

Exchange Act. The Reverse Stock Split will not effect the registration of the Common Stock under the Exchange Act. After the Effective Date, trades of the New Common Stock will continue to be reported on the Nasdaq electronic "Bulletin Board" under the Company's symbol "ECAR."

Federal Income Tax Consequences of the Reverse Stock Split

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to increase any shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects:

1. A shareholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock. In the aggregate, the shareholder's basis in shares of New Common Stock will equal his basis in shares of Old Common Stock, excluding any basis attributable to shares of Old Common Stock which the shareholder surrenders for cash in lieu of a fractional share of New Common Stock.

2. A shareholder's holding period for tax purposes for shares of New Common Stock will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

3. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code or will otherwise qualify for general nonrecognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

4. To the extent a shareholder receives cash from the Company in lieu of a fractional share of New Common Stock, the shareholder will be treated for tax purposes as though he sold the fractional share to the Company. Such a shareholder will recognize a gain equal to the excess of (i) his cash distribution over (ii) his tax basis in the fractional share deemed sold. The gain will be long-term capital gain if the shareholder's shares are capital assets in his hands and if he had held his shares for more than one year before the Reverse Stock Split. If the shareholder's tax basis in the fractional share deemed sold exceeds his cash distribution, the shareholder will recognize a loss.

Vote Required

         The approval of the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of Common Stock, voting separately as a class, and the affirmative vote of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class (with both the Common Stock and the Series A Preferred Stock having one vote per share and the Series B Preferred Stock having 3-1/3 votes per share).

        THE BOARD RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD TO EFFECT A 1-FOR-20 REVERSE STOCK SPLIT PURSUANT TO THE RESOLUTIONS WITH
         RESPECT THERETO SET FORTH IN EXHIBIT B TO THIS PROXY STATEMENT

                                 PROPOSAL NO. 3
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

         The Company's shareholders are being asked to act upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company if so desired by the Company's Board of Directors and to authorize the Board of Directors to select a new name of the Company if it deems such name change to be in the best interests of the Company and if such new name is approved by the Board of Directors, to file and complete the necessary paperwork to effectuate the name change with the California Secretary of State and all other pertinent agencies. The name change, if any, will be effected by means of filing an amendment to the Articles of Incorporation with the California Secretary of State. Assuming approval of the name change by the requisite vote of the shareholders at the Annual Meeting, the amendment to the Articles of Incorporation will be filed with the California Secretary of State as promptly as practicable after the Board of Directors has selected a new name for the Company, and the name change will become effective on the date of such filing. If the Board of Directors has not approved the adoption of a new name for the Company before the next Annual Meeting of Shareholders, the Board of Directors will again seek the approval of the shareholders of this Company before undertaking any new name change of the Company.

     THE BOARD RECOMMENDS A VOTE FOR AUTHORIZATION OF THE BOARD OF DIRECTORS TO ADOPT A NEW NAME FOR THE COMPANY AND, IF SO ADOPTED BY THE BOARD OF
    DIRECTORS, FILE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE
                      THE NAME OF THE COMPANY AS SO ADOPTED

                                 PROPOSAL NO. 4
                           AMENDMENT TO THE COMPANY'S
                             1996 STOCK OPTION PLAN

General

         The Company's shareholders are being asked to act upon a proposal to ratify the action of the Board amending the Company's 1996 Stock Option Plan (the "1996 Plan") to increase the authorized number of shares reserved thereunder from 15,000,000 to 45,000,000.

         A general description of the principal terms of the 1996 Plan, the amendment approved by the Board of Directors and the purpose of such amendment are set forth below. This description is qualified in its entirety by the terms of the 1996 Plan. A copy of the actual 1996 Plan document has been previously filed with the SEC. A copy of this document will also be furnished without charge to any stockholder upon written request made prior to the meeting to the attention of the Company at its executive offices in Torrance, California.

General Description

         In October 1996, the Board of Directors of the Company adopted the 1996 Plan. A total of 15,000,000 shares have been reserved for issuance under the 1996 Plan. Options granted under the 1996 Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, or nonstatutory stock options. Currently, the total number of shares issuable under both the 1996 Plan and the 1993 Employee and Consultant Stock Plan is 30,000,000 shares. The Board of Directors has approved an amendment to the 1996 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 30,000,000 shares, bringing the total number of shares issuable under the 1996 Plan to 45,000,000. The proposed share increase to the 1996 Plan will assure that a sufficient reserve of Common Stock will be available under the 1996 Plan to provide the Company with the continuing opportunity to utilize equity incentives to attract and retain the services of employees essential to the Company's long-term growth and financial success.

Description of 1996 Plan

         Administration. With respect to the grant of options to directors or employees who are also officers or directors, the 1996 Plan is administered by
(i) the Board of Directors of the Company, or (ii) a committee designated by the Board and constituted in such a manner as to comply with applicable laws and to permit such grants and related transactions to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b- 3. With respect to grants to employees or consultants who are neither officers nor directors of the Company, the 1996 Plan is administered by the Board or by a committee of the Board.

         The administrators of the 1996 Plan have full power to select, from among the employees, directors and consultants of the Company eligible for grants, the individuals to whom options will be granted, to determine the specific terms and conditions of each grant, including the number of shares subject to each option, to amend the terms of outstanding options granted under the 1996 Plan (except that any amendments that would adversely affect an optionee's rights under an outstanding option may not be made without the optionee's written consent), and to interpret and construe the terms of the 1996 Plan and options granted thereunder, all subject to the provisions of the 1996 Plan. The interpretation and construction of any provision of the 1996 Plan by the administrators shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the 1996 Plan.

         Eligibility. The 1996 Plan provides that options may be granted to employees (including officers and directors who are also employees), directors and consultants to the Company or its subsidiaries. Incentive stock options may only be granted to employees.

         Stock Options. Each option granted under the 1996 Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

         (a) Exercise of the Option. The Board or its committee determines on the date of grant when options will become exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of (1) cash; (2) check; or (3) promissory note; (4) the delivery of a properly executed exercise notice together with such other documentation as the Administrator shall require to effect an exercise and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price; (5) any combination of the foregoing methods; or (6) such other consideration and method of payment as may be determined by the 1996 Plan administrators and permitted under applicable laws.

         (b) Exercise Price. The exercise price of options granted under the 1996 Plan is determined on the date of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share of the Common Stock at the time of grant. In the case of incentive stock options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of nonstatutory stock options must be at least 85% of the fair market value per share of the Common Stock at the time of grant. The exercise price of nonstatutory stock options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. In the event of the grant of a nonstatutory option with an exercise price below the then fair market value of the Common Stock, the difference between fair market value on the date of grant and the exercise price would be treated as a compensation expense for accounting purposes and would therefore affect the Company's earnings. For purposes of the 1996 Plan, fair market value is defined as the closing sale price of the Common Stock as reported on the National Association of Securities Dealers (NASD) "Bulletin Board" on last market trading day prior to the time of grant.

         (c) Termination. If the optionee's employment, directorship or consulting relationship with the Company is terminated for any reason (other than death or disability), options may be exercised within such period as is determined by the Board or its committee (up to three months in the case of incentive stock options) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option is exercised no later than its expiration date.

         (d) Disability. If an optionee is unable to continue his or her employment, directorship or consulting relationship with the Company as a result of disability, options may be exercised at any time within 12 months from the date of disability to the extent such options were exercisable at the date of disability, provided that the option is exercised no later than its expiration date. With respect to incentive stock options, if the disability is not a "disability" as defined in Section 22(e)(3) of the Code, an optionee's incentive stock options shall automatically convert into nonstatutory options on the day three months and one day following the date of termination of the optionee.

         (e) Death. If an optionee should die while serving as an employee, director or consultant of the Company, options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date.

         (f) Term and Termination of Options. At the time an option is granted, the Board or its committee determines the period within which the option may be exercised. In no event may the term of an incentive stock option be longer than ten (10) years. No option may be exercised by any person after the expiration of its term. An incentive stock option granted to an optionee who, at the time such option is granted, owns stock possessing more than 10% of the voting power of all classes of stock of the Company, may not have a term of more than five (5) years.

         (g) Transferability of Options. An incentive stock option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. A nonstatutory option shall be transferable to the extent determined by the administrator and as provided in an optionee's option agreement.

         (h) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Board or its committee.

         Adjustments; Mergers and Asset Sales. In the event any change, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, is made in the Company's capitalization without receipt of consideration by the Company, which results in an increase or decrease in the number of outstanding shares of Common Stock, an appropriate adjustment shall be made in the number of shares under the 1996 Plan and the price per share covered by each outstanding option.

         In the event of the merger or consolidation of the Company in which the Company is not the surviving corporation, or a proposed sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with the complete liquidation or dissolution of the Company, or a reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the
Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, each outstanding option shall automatically become fully vested and exercisable and released from any restrictions on transfer and repurchase or forfeiture rights, unless such option is assumed or substituted by such successor corporation or replaced with a comparable option with respect to shares in the surviving corporation, or such option is replaced with a comparable cash incentive program of the successor corporation, or unless the vesting, exercisability and release of such option is subject to other limitations imposed by the 1996 Plan administrators at the time of granting such options.

         Amendment, Suspension and Termination of the 1996 Plan. The Board may amend the 1996 Plan at any time or from time to time or may suspend or terminate the 1996 Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1996 Plan for which stockholder approval would be required under applicable law, as in effect at the time. Any amendment, suspension or termination of the 1996 Plan shall not affect options already granted, and such options shall remain in full force and effect, unless mutually agreed otherwise in writing between the optionee and the Plan administrators. The Board may accelerate any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. In any event, the 1996 Plan shall terminate in October 2006. Any options outstanding under the 1996 Plan at the time of its termination shall remain outstanding until they expire by their terms.

Amended Plan Benefits

         The Company cannot now determine the number of options to be granted in the future under the 1996 Plan, as proposed to be amended, to its executive officers, directors or employees. There were no grants of stock options to the Named Executive Officer or any other person under the 1993 Plan or 1996 Plan during fiscal 1998.

Certain Federal Income Tax Information

         An optionee who is granted an incentive stock option will not recognize taxable income either at the time of grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise, any gain or loss will be treated as capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is subject to Section 16 of the Exchange Act. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

         An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the fair market value of shares on the date the optionee purchased the shares will be treated as capital gain or loss.

         An optionee's gain or loss on the sale or exchange of his shares, to the extent any gain is not treated as ordinary income under the foregoing rules, will generally represent capital gain or loss. As of 1999, the rules governing the holding period computations for capital gain or loss have changed. Under current law, the following holding periods and maximum federal tax rates will generally apply:

                                  Classification of         Maximum Federal
       Holding Period               Gain or Loss               Tax Rate
       --------------               ------------               --------
      One Year or Less               Short-Term                 39.6%

     More Than One Year              Long-Term                  20.0%


These maximum rates are subject to several special computational rules, and optionees are instructed to consult their personal tax advisors concerning their own tax situations.

         The Company will generally be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

         The foregoing summary of the federal income tax consequences of 1996 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

Shares Reserved for Issuance

         The Company has reserved 15,000,000 shares of Common Stock for issuance under the 1996 Plan. In order to continue to attract new talented employees, directors and consultants, it is proposed that the 1996 Plan be amended, and that the Company increase the number of shares of Common Stock reserved for issuance thereunder to 45,000,000 shares of Common Stock.

Vote Required

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single class, present or represented by proxy at the Annual Meeting, is required to approve the amendment to the 1996 Plan which will increase the number of shares of Common Stock reserved for issuance thereunder by 30,000,000 shares, bringing the total number of shares issuable under the 1996 Plan to 45,000,000.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT
                                OF THE 1996 PLAN

                                 PROPOSAL NO. 5

           AMENDMENT TO ARTICLE III, SECTION 2 OF THE COMPANY'S BYLAWS
              TO AMEND THE VARIABLE AUTHORIZED NUMBER OF DIRECTORS
                    TO A RANGE OF FROM FOUR (4) TO SEVEN (7)

         The Company's Articles of Incorporation provide that the authorized number of directors of the Company is not to exceed eleven (11). Article III,
Section 2 of the Bylaws of the Company provides that the authorized number of directors of the Company shall not be less than six (6), nor more than eleven
(11). The authorized number of members of the Board of Directors is currently fixed at 6. The Board of Directors has adopted a resolution proposing and declaring the advisability of amending the Company's Articles of Incorporation to amend the variable number of the authorized number of members of the Board of Directors to a variable range of from four (4) to seven (7). The Board of Directors believes this proposal will allow the Board of Directors more flexibility and to meet more frequently when desired. The Company has also agreed not to increase the size of its Board of Directors above seven (7) without the consent of certain purchasers who recently invested in the Company. The Board of Directors directed that this proposed amendment be considered at the Annual Meeting of Shareholders on July 29, 1999. In the event that this Proposal No. 5 is approved by the shareholders, Article III, Section 2 of the Company's Bylaws will be amended accordingly.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
           AMENDMENT TO ARTICLE III, SECTION 2 OF THE COMPANY'S BYLAWS
              TO AMEND THE VARIABLE AUTHORIZED NUMBER OF DIRECTORS
                    TO A RANGE OF FROM FOUR (4) TO SEVEN (7)

                                 PROPOSAL NO. 6
                              ELECTION OF DIRECTORS

         A board of six (6) Directors will be elected at the Annual Meeting, each of whom will serve until the next annual meeting of shareholders or until a successor is elected or appointed and qualified or until the Director's earlier resignation or removal. The Company's Articles of Incorporation provide that the holders of the Series B Preferred Stock are entitled, voting as a separate class, to elect two members of the Board. The holders of the Common Stock and Series A Preferred Stock, voting together as a single class, are entitled to elect the balance of the authorized members of the Board. One (1) nominee has been nominated for election by the holders of the Series B Preferred Stock and five (5) nominees will be elected by the holders of the Common Stock and Series A Preferred Stock.

         The Series B Preferred Stock proxy holders will vote, as a separate class, the proxies received by them to elect the Series B nominee named below to the Board of Directors. The Common Stock and Series A Preferred Stock proxy holders will vote, as a single class, the proxies received by them to elect the five (5) nominees named below to the Board of Directors. If a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a Director. If shareholders nominate persons other than the Company's nominees for election as Directors, the Common Stock, Series A Preferred Stock, and Series B Preferred Stock proxy holders will vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible. The term of office of each person elected as a Director will continue until the next annual meeting of shareholders or until the Director's successor has been elected or appointed or until the Director's earlier resignation or removal.

         Currently, the Company's Bylaws authorize the number of Directors to be not less than six (6) nor more than eleven (11), with the exact number in this range as established from time to time by the Board of Directors. The number of Directors on the Board is currently fixed at seven (7). Following the Annual Meeting, one Board seat allocated to the Company's Series B Preferred Stock shareholders established pursuant to the Company's Articles of Incorporation will be vacant.

         Certain information about the nominees for the Board of Directors is furnished below.

Common Stock and Series A Preferred Stock Nominees:

         Malcolm R. Currie, Ph.D. Dr. Currie has served as a Director of the Company since March 1995 through May 1997. Since 1994, he has served as Chairman of Electric Bicycle Co., a developer of electric bicycles. From 1986 until July 1992, Dr. Currie served as Chairman and Chief Executive Officer of Hughes Aircraft Co. (now Hughes Electronics), and from 1985 until 1988, he was the Chief Executive Officer of Delco Electronics. His career in electronics and management has included research with many patents and papers in microwave and millimeter wave electronics, laser, space systems, and related fields. He has led major programs in radar, commercial satellites, communication systems, and defense electronics. He served as Undersecretary of Defense for Research and Engineering, the Defense Science Board, and currently serves on the Boards of Directors of UNOCAL, Investment Company of America, and LSI Logic, all of which are publicly traded companies. He is President of the American Institute of Aeronautics and Astronautics, and is Chairman of the Board of Trustees of the University of Southern California.

         John J. Micek III. Mr. Micek was elected a Director of the Company in April 1999. Mr. Micek served as the Company's Vice President, General Counsel and Secretary from March 1994 to March 1997. From 1997 to 1999, Mr. Micek served as Chief Financial Officer of Protozoa, Inc., a private animation and software production company. From 1997 to the present, Mr. Micek has served as President of Universal Assurors, Inc.

Prior to joining the Company, Mr. Micek practiced law since January 1989. From 1987 to March 1994, Mr. Micek held several positions with Armanino Foods of Distinction, Inc., a publicly traded specialty foods company, including serving as its General Counsel and Chief Financial Officer from February 1987 to December 1988 and Vice President from January 1989 to March 1994, and a Director of Armanino Foods from 1988 to 1989. Mr. Micek served as the President and Director of Catalina Capitol, Inc., a publicly traded company, from 1990 until its merger into Instant Video Technologies, Inc. ("IVT"), an interactive multi-media network technology company, in 1992. Mr. Micek continues to serve as a Director of IVT.

         Carl D. Perry. Mr. Perry has served as a Director and as an Executive Vice President of the Company from July 1993 until November 1997. In November 1997, Mr. Perry was elected as Chairman of the Board and Chief Executive Officer of the Company, and was elected President in June 1999. Prior to joining the Company, he served as Executive Vice President of Canadiar Ltd., Canada's largest aerospace corporation, from 1984 to 1993, where he conducted strategic planning, worldwide marketing, and international joint ventures. From 1979 to 1983, Mr. Perry served as Executive Vice President of the Howard Hughes Summa Corporation's Helicopter Company, now known as McDonnell Douglas Helicopters, where he was responsible for general management, worldwide business development, and international operations.

         Anthony Rawlinson. Mr. Rawlinson is Managing Director of the Global Value Investment Portfolio Management Pte. Ltd., a Singapore based International Fund Management Company managing discretionary equity portfolios for institutions, pension funds and clients globally. Mr. Rawlinson is also Chairman of IXLA Ltd., an Australian public company which is a leader in the field of PC photography software. He is also Chairman of the Board of its wholly-owned subsidiary, photohighway.com, an internet portal for PC photography.

         Edwin O. Riddell. Mr. Riddell has served as a Director of the Company since June 1995. From January 1991 to the present, Mr. Riddell has served as Manager of the Transportation Business Unit in the Customer Systems Group at the Electric Power Research Institute in Palo Alto, California, and from 1985 until November 1990, he served with the Transportation Business Unit as Vice President, Engineering, working on electric public transportation systems. From 1979 to 1985, he was Vice President and General Manager of Lift U, Inc., the leading manufacturer of handicapped wheelchair lifts for the transit industry. Mr. Riddell has also worked with Ford, Chrysler, and General Motors in the area of auto design (styling), and has worked as a member of senior management for a number of public transit vehicle manufacturers. Mr. Riddell has been a member of the American Public Transit Association's ("APTA") Association Member Board of Governors for over 15 years. He has also served on APTA's Board of Directors.

Series B Preferred Stock Nominee:

         Donald H. Dreyer. Mr. Dreyer was elected a Director of the Company in January 1997. Mr. Dreyer is President and CEO of Dreyer & Company, Inc., a consultancy in credit, accounts receivable and insolvency services, which was established in 1990. Mr. Dreyer has served as Chairman of the Board of Credit Managers Association of California during the 1994 to 1995 term and continues to serve as a member of the Advisory Committee of that organization. Mr. Dreyer is currently the co-Chair of the Creditors Committees' Subcommittee of the American Bankruptcy Institute and is a member of the Western Advisory Committee of Dun & Bradstreet, Inc.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE

Directors, Nominees and Executive Officers

         The following table sets forth certain information with respect to the Directors, Nominees and Executive Officers of the Company:

         Directors, Nominees and Executive Officers


           Name                  Age                 Position
           ----                  ---                 --------
Carl D. Perry                    66      President, Chief Executive Officer,
                                         Chief Financial Officer, Secretary and
                                         Chairman of the Board
Edwin O. Riddell (2) (1)         56      Director
Donald H. Dreyer (1)             62      Director
John J. Micek III (2)            47      Director
Anthony Rawlinson (3)            44      Director
Malcolm R. Currie, Ph.D. (3)     70      Director

-----------------------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3) Mr. Rawlinson and Dr. Currie have been nominated to serve as Directors after the Annual Meeting. They do not currently serve as Directors.

Relationships Among Directors or Executive Officers

         There are no family relationships among any of the Directors or Executive Officers of the Company.

Meetings and Committees of the Board of Directors

         During fiscal 1998, the Board of Directors met four times. No Director attended fewer than 75% of the aggregate of the total number of meetings of the Board, plus the total number of all meetings of committees of the Board on which he served. The Board currently has two committees: the Compensation Committee and the Audit Committee.

         The Compensation Committee held two meetings in fiscal 1998. The Compensation Committee currently consists of Mr. Edwin Riddell and John Micek
III. Its functions are to establish and apply the Company's compensation policies with respect to the Company's Executive Officers, and to administer the Company's stock option plans.

         The Audit Committee held two meeting in 1998. The Audit Committee currently consists of Messrs. Edwin Riddell and Donald Dreyer. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

Compensation of Directors

         Directors who are employees of the Company do not receive any compensation for their services as Directors. All Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings. One Director, Donald H. Dreyer, is paid a consulting fee for attendance at Company Board meetings. In 1998, the total amount paid to Mr. Dreyer was approximately $4,000 for Board meetings and other consulting activities.

         Each nonemployee Director of the Company is also entitled to participate in the Company's 1994 Director Stock Option Plan (the "Director Option Plan"). The Board of Directors and the shareholders have authorized a total of 150,000 shares of Common Stock for issuance under the Director Option Plan. The Director Option Plan provides for the grant of nonstatutory options to nonemployee Directors of the Company. The Director Option Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

         The Director Option Plan provides that each eligible Director is granted an option to purchase 1,000 shares of Common Stock for each Board meeting attended in person. Options granted under the Director Option Plan have a term of five years unless terminated sooner upon termination of the optionee's status as a Director or otherwise pursuant to the Director Option Plan. No option granted under the Director Option Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee. The Director Option Plan provides that the options become exercisable in full immediately upon the grant of such options.

         The exercise price of all stock options granted under the Director Option Plan is equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option. Fair Market Value is defined under the Director Option Plan as the average of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported by the National Association of Securities Dealers Automated Quotation System.

         In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, the Director Option Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation. The Director Option Plan will terminate in December 2004. The Board of Directors may amend or terminate the Director Option Plan; provided, however, that no such action may adversely affect any outstanding options, and the provisions of the Director Option Plan affecting the grant and terms of options granted thereunder may not be amended more than once in any six-month period. Executive officers of the Company are not eligible to participate in the Director Option Plan.

         As of June 15, 1999, 28,000 options had been granted and were outstanding under the Director Option Plan.

Certain Relationships and Related Transactions

         The following are certain transactions entered into between the Company and its officers, directors and principal shareholders and their affiliates since August 1, 1997.

         On June 14, 1999, the Company, Jagen Pty, Ltd. ("Jagen"), and Anthony Rawlinson entered into a Securities Purchase Agreement dated as of June 1, 1999, pursuant to which Jagen purchased 70,000,000 shares of the Company's Common Stock at a purchase price of $0.03 per share, for an aggregate purchase price of $2.1 million in cash. In addition, pursuant to the terms of the Securities Purchase Agreement, Jagen loaned the Company the principal amount of $400,000 in exchange for a secured promissory note convertible into 13,333,334 shares of Common Stock, at a conversion price of $0.03 per share, and a warrant to purchase 41,666,666 shares of Common Stock, at an exercise price of $0.06 per share. The Jagen promissory note bears interest at the rate of six percent (6%) per annum and is due and payable on August 31, 1999. In addition, pursuant to the Securities Purchase Agreement, Mr. Rawlinson committed to loan to the Company, on July 31, 1999, the principal amount of $500,000 in exchange for a secured promissory note convertible into 16,666,666 shares of Common Stock, at a conversion price of $0.03 per share, and a warrant to purchase 8,333,334 shares of Common Stock, at an exercise price of $0.06 per share. Mr. Rawlinson's promissory note will bear interest at the rate of six percent (6%) per annum and will be due and payable on August 31, 1999. In connection with the Securities Purchase Agreement, the Company, Jagen, Mr. Rawlinson and Carl Perry, the Company's Chief Executive Officer and President and the holder of more than 10% of its Common Stock, entered into a Shareholders' Agreement dated as of June 1, 1999, pursuant to which Jagen and Mr. Perry agreed to vote all shares of the Company's Common Stock held by them in favor of one director to be designated by Jagen and Mr. Rawlinson, and such other directors as are designated by a majority of the Board of Directors of the Company, as it is constituted from time to time. Mr. Perry also agreed to vote his shares in favor of Mr. Rawlinson as Chairman of the Board of Directors. Prior to consummation of the transaction, neither Jagen nor Mr. Rawlinson beneficially owned any of the Company's capital stock or was affiliated with the Company. As a result of the transaction, Jagen beneficially owns more than 10% of the Company's Common Stock and Mr. Rawlinson, who is a nominee for Director, is the holder of rights to acquire more than 10% of the Company's Common Stock.

         On March 19, 1999, the Company, Itochu Corporation ("Itochu"), and Carl
D. Perry, the Company's Chief Executive Officer and President, entered into a Share and Note Purchase Agreement ("SNP Agreement") pursuant to which Mr. Perry acquired all of Itochu's convertible notes and Common Stock of the Company. Under the terms of the SNP Agreement, the Company agreed to indemnify, defend and hold harmless Itochu from and against any claims arising out of the convertible notes and Common Stock shares it sold to Mr. Perry, the Company or its business.

         The Company believes that the transactions described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The above referenced transactions were approved by a majority of the disinterested members of the Board of Directors. All future transactions between the Company and its officers directors, principal shareholders and affiliates will be approved by a majority of the Board of Directors, including, where appropriate, a majority of the disinterested, nonemployee directors on the Board of Directors, and, where appropriate, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of June 15, 1999, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's Directors;
(iii) the Chief Executive Officer and all other Executive Officers of the Company; and (iv) all Executive Officers and Directors of the Company as a group. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table, based on information provided by such persons, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                                                   Amount & Nature of
Name and Address of                                   Beneficial      Percent of
Beneficial Owner                                      Ownership (1)    Class(1)
----------------                                      -------------    --------

Jagen Pty, Ltd.(2) ...............................   125,000,000        44.99%
  9 Oxford Street
  South Yarra 3141
  Melbourne, Victoria Australia

Citibank N.A .....................................    43,508,314        19.53%
  11 Wall Street, 8th Floor
  New York, NY 10043

Carl Perry (3) ...................................    52,989,622        22.23%

Anthony Rawlinson (4) ............................    25,000,000        10.08%

Edwin O. Riddell (5) .............................        15,000          *

David Ishag (6) ..................................        12,000          *

John Micek III (7) ...............................       566,000          *

Malcolm R. Currie ................................          --            *

Donald H. Dreyer .................................          --            *

All Directors and Executive Officers as
  a group (5 persons) (8) ........................    53,582,622      22.43 %


----------------------------
*    Less than 1%

(1) Number of shares and percentage ownership include shares issuable pursuant to stock options, warrants and convertible debt held by the person in question exercisable or convertible within 60 days after June 15, 1999. Percentages are based on 222,789,681 shares of Common Stock outstanding as of June 15, 1999, as reported in the Issuer's quarterly report on Form 10-Q for the fiscal quarter ended April 30, 1999 as filed with the Securities and Exchange Commission ("Commission") on June 18, 1999

(2) With respect to information relating to Jagen Pty, Ltd. ("Jagen"), the Company has relied on information supplied by such entity on its Schedule 13D filing with the Commission dated June 24, 1999. Pursuant to the
     Schedule 13D filing, Jagen has shared voting power and investment power with respect to all of these shares. Includes 13,333,334 shares issuable upon conversion of an outstanding convertible note in the principal amount of $400,000 and 41,666,666 shares issuable upon exercise of outstanding warrants.

(3) Includes (i) 1,200,000 shares issuable pursuant to stock options, and (ii) 14,333,333 shares of Common Stock issuable upon conversion of outstanding notes in the principal amount of $3,000,000.

(4) With respect to information relating to Anthony Rawlinson, the Company has relied on information supplied by Mr. Rawlinson on his Schedule 13D filing with the Commission dated June 24, 1999. Pursuant to the Schedule 13D filing, Mr. Rawlinson has shared voting power and investment power with respect to all of these shares. Includes 16,666,666 shares issuable upon conversion of a convertible note in the principal amount of $500,000 and 8,333,334 shares issuable upon exercise of warrants, each of which the Company is obligated to issue to Mr. Rawlinson within 60 days of June 15, 1999.

(5)  Includes 15,000 shares issuable pursuant to stock options.

(6) Includes 12,000 shares issuable pursuant to stock options. Following the Annual Meeting, Mr. Ishag will cease to be a Director of the Company.

(7)  Includes 566,000 shares issuable pursuant to stock options.

(8) See Footnotes (4), (5), (6) and (7). Includes Carl D. Perry, David Ishag, Edwin O. Riddell, John Micek III, and Donald H. Dreyer.

                                 PROPOSAL NO. 7
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Moss Adams LLP served as the Company's independent auditors in 1998, and have been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal years ending July 31, 1999 and 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

         A representative of Moss Adams LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
        OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT
           AUDITORS FOR THE FISCAL YEARS ENDING JULY 31, 1999 AND 2000

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

         The following table sets forth all compensation earned for the years ended July 31, 1998, 1997 and 1996, by Carl Perry, the Company's only Executive Officer (the "Named Executive Officer").


                                                     Summary Compensation Table

                                                                                                                 Long Term
                                                                                                               Compensation
                                                                               Annual Compensation                 Awards
                                                                          ---------------------------      -------------------------
                                                                                           Securities
                                                                                           Underlying      All Other
                                                                          Salary            Bonus(1)        Options     Compensation
Name and Principal Position                               Year              ($)               ($)             (#)           ($)
---------------------------                               ----              ---               ---             ---           ---
Carl D. Perry (1)                                         1998            $50,000            $--              $--          $--
Chief Executive Officer                                   1997            $75,000            $--              $--          $--
                                                          1996            $75,000            $--              $--          $--

     (1) Mr. Perry was elected as Chief Executive Officer in November 1997 and amounts paid to Mr. Perry prior to that date were paid to Mr. Perry as an Executive Vice President of the Company. Mr. Perry's current salary as Chief Executive Officer is $50,000 per year.

                            Option Grants/SAR Grants

         The following table sets forth certain information with respect to stock options granted during fiscal 1998 to the Named Executive Officer. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually, calculated based on the average of the high-bid and low-ask prices of the Common Stock on July 31, 1998. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

         No grants of stock options or stock appreciation rights ("SARs") were made during fiscal year 1998 to the Named Executive Officer or any other Executive Officer.


                                     Aggregated Option/SAR Exercises in 1998
                                       and Option Values at July 31, 1998

                                                           Number of Securities
                                  Aggregate                Underlying Unexercised      Value of Unexercised
                                  Option/SAR                   Options/SARs at         In-the-Money Options at
                               Exercises in 1998                July 31, 1998              July 31, 1998 (1)
                               -----------------        ----------------------------  --------------------------
                           Shares          Value
                         Acquired on     Realized
Name                     Exercise (#)        ($)       Exercisable    Unexercisable    Exercisable    Unexercisable
----                     ------------    -----------   -----------    -------------    -----------    -------------
Carl D. Perry                  --            --          1,200,000            0           $ --            $ --

(1) Calculated on the basis of the average of the high-bid and low-ask prices of the Common Stock on July 31, 1998 of $0.045 per share, minus the exercise price.


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee currently consists of Edwin Riddell and John Micek III.

Compensation Committee Report on Executive Compensation

         Compensation Policy. The Company's Compensation Policy as established by the Compensation Committee is that executive officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's shareholders. The Company's executive compensation program is designed to attract and retain executive officers who will contribute to the Company's long-term success, to reward executive officers who contribute to the Company's financial performance and to link executive officer compensation and shareholder interests through the 1993 Plan and the 1996 Plan.

         Compensation of the Company's executive officers consists of two principal components: salary and long-term incentive compensation consisting of stock option grants.

         Salary. The base salaries for the Company's executive officers are reviewed annually and set by the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee's policy outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance as well as the Company's current financial condition and available cashflow to sustain operations.

         Long-term Incentive Compensation. The Company believes that option grants (i) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (ii) give executives a significant, long-term interest in the Company's success, and (iii) help retain key executives in a competitive market for executive talent.

         The Company's 1993 Plan and 1996 Plan authorize the Committee to grant stock options to employees and consultants, including executives. Currently, option grants will only be made under the 1996 Plan and will be made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each executive during each year. Options granted to executive officers typically vest in equal monthly installments over a period of five years and expire either five or ten years from the date of grant. No stock options were granted to the Named Executive Officer during fiscal 1998.

         Compensation of Chief Executive Officer. In determining the compensation of Carl D. Perry, the Chief Executive Officer, the Board of Directors considered specifically the cash shortage faced by the Company. The Board therefore established a compensation package for fiscal 1998 consisting solely of an annual salary of $50,000. The Committee believes that the salary paid to Mr. Perry in fiscal year 1998 was appropriate based on the financial condition of the Company.

         Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to $1 million per year. For the fiscal year ended July 31, 1997, no executive officer of the Company received in excess of $1 million in compensation from the Company, and for the fiscal year ending July 31, 1998, no executive officer will receive in excess of $1 million in compensation from the Company. The 1996 Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million.


Submitted by the Compensation Committee:

         Edwin Riddell
         John J. Micek III

Stock Performance Graph

         The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's Small Capitalization 600 Index and an index of peer companies selected by the Company. A group of six other electric vehicle companies comprise the peer group index.(1)

         The period shown commences on August 1, 1993, and ends on July 31, 1998, the end of the Company's last fiscal year. The graph assumes an investment of $100 on August 1, 1993 and the reinvestment of any dividends. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.


                          TOTAL RETURN TO SHAREHOLDERS

                         AUGUST 1, 1993 TO JULY 31, 1998


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                                                Cumulative Total Return
                                     -------------------------------------------
                                     7/93   7/94    7/95    7/96    7/97    7/98

U.S. ELECTRICAR, INC                 100     365      11      18       6       4
PEER GROUP                           100      61      72      62      67      44
S & P SMALLCAP 600                   100     102     131     142     198     214



(1) Companies included in the peer group index are Amerigon, Inc. (ARGNA), Electric Fuel Corp. (EFCX), Electrosource, Inc. (ELSI), Energy Conversion Devices, Inc. (ENER), Unique Mobility (UQM), and Valence Technology, Inc.
     (VLNC).

Employment Agreements

         Carl D. Perry, Chief Executive Officer of the Company, has no employment agreement and is an "at will" employee with the Company.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's Directors, Executive Officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock to the Securities and Exchange Commission. Copies of these reports are also required to be delivered to the Company.

         The Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during fiscal 1998, all Reporting Persons complied with all applicable filing requirements.


                              STOCKHOLDER PROPOSALS

         To be considered for presentation to the annual meeting of the Company's stockholders to be held in 2000, a stockholder proposal must be received by Carl D. Perry, Chief Executive Officer, U.S. Electricar, Inc., 19850 South Magellan Drive, Torrance, California, no later than March 10, 2000.


                                  OTHER MATTERS

         The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.



                                           By Order of the Board of Directors,

                                           _____________________________________
                                           Carl D. Perry
                                           Chairman of the Board


July 12, 1999
Torrance, California

                                    EXHIBIT A

                          FORM OF RESOLUTIONS REGARDING
                 PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
           INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

         RESOLVED, that the first paragraph of ARTICLE III of the Restated and Amended Articles of Incorporation of U.S. Electricar, Inc. is hereby amended to read in its entirety as follows so as to increase the authorized number of shares of Common Stock from 300,000,000 to 500,000,000 shares"


                                      "III

                  This Corporation is authorized to issue two classes of shares of stock, to be designated Common Stock and Preferred Stock, respectively. This Corporation is authorized to issue Five Hundred Million (500,000,000) shares of Common Stock and Thirty-five Million (35,000,000) shares of Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation shall be issued from time to time in one or more series. The Preferred Stock shall be comprised of two series comprising an aggregate of Thirty-five Million (35,000,000) shares, of which Thirty Million (30,000,000) shares shall be designated "Series A Convertible Preferred Stock" (also referred to as "Series A Stock" or "Series A Preferred Stock") and Five Million (5,000,000) shares shall be designated "Series B Convertible Preferred Stock" (also referred to as "Series B Stock" or "Series B Preferred Stock")."

                                    EXHIBIT B

                     FORM OF REVERSE STOCK SPLIT RESOLUTIONS

         RESOLVED, that, prior to the Company's next Annual Meeting of Shareholders, on the condition that no other amendment to the Company's Articles of Incorporation shall have been filed subsequent to ____________, 2000 effecting a reverse stock split of the Common Stock, Article III of the Restated and Amended Articles of Incorporation of U.S. Electricar, Inc. be amended by the addition of the following text immediately following the first paragraph of
Article III:

         "On the effective date of this amendment to the Restated and Amended Articles of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for-twenty (1- for-20) basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically and without any action on the part of the holder thereof be converted into and reconstituted as one-twentieth (1/20th) of a share of Common Stock (the "Reverse Stock Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Stock Split. In lieu thereof, each beneficial shareholder whose shares of Common Stock are not evenly divisible by twenty will receive a cash payment therefor in an amount equal to the product obtained by multiplying (i) the average of the high bid and low asked per share prices of the Common Stock as reported on the NASDAQ electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Common Stock without giving effect to the conversion and reconstitution of the Common Stock effected hereby) by (ii) the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share of Common Stock."

         FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated and Amended Articles of Incorporation effecting the Reverse Stock Split, notwithstanding authorization of the proposed amendment by the shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

                                                                      Appendix A

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              U.S ELECTRICAR, INC.
                 FOR THE 1998 ANNUAL MEETING OF THE STOCKHOLDERS


                                  July 29, 1999

         The undersigned stockholder of U.S. ELECTRICAR, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 8, 1999, and the Annual Report on Form 10-K for the fiscal year ended July 31, 1998 and hereby appoints Carl D. Perry and John J. Micek III, or any of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of U.S. ELECTRICAR, INC. to be held on Thursday, July 29, 1999 at 10:00 a.m., local time, at U.S. ELECTRICAR, INC.'s principal executive office located at 19850 South Magellan Drive, Torrance, California 90502, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL OF THE PROPOSALS SET FORTH BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         PROPOSAL 1.    TO APPROVE AN  AMENDMENT  TO THE U.S.  ELECTRICAR,  INC.
                  RESTATED AND AMENDED ARTICLES OF INCORPORATION ("ARTICLES OF INCORPORATION") TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 300,000,000 TO 500,000,000 SHARES.

                __ FOR                   __  AGAINST               __  ABSTAIN


         PROPOSAL 2.    TO  AUTHORIZE  THE  BOARD  OF  DIRECTORS  TO  AMEND  THE
                  ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-TWENTY REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK.

                __ FOR                   __  AGAINST               __  ABSTAIN


         PROPOSAL 3.    TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION
                  TO CHANGE THE NAME OF THE COMPANY AND AUTHORIZE THE BOARD OF DIRECTORS TO SELECT A NEW NAME FOR THE COMPANY.

                __ FOR                   __  AGAINST               __  ABSTAIN


         PROPOSAL 4.    TO APPROVE AN  AMENDMENT  TO THE U.S.  ELECTRICAR,  INC.
                  1996 STOCK OPTION PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 15,000,000 TO [___________] SHARES.

                __ FOR                   __  AGAINST               __  ABSTAIN


         PROPOSAL 5.    TO APPROVE AN  AMENDMENT  TO ARTICLE  III,  SECTION 2 OF
                  U.S. ELECTRICAR, INC.'S BYLAWS TO AMEND THE VARIABLE AUTHORIZED NUMBER OF DIRECTORS, CURRENTLY RANGING FROM SIX (6) TO ELEVEN (11), TO A VARIABLE AUTHORIZED NUMBER OF DIRECTORS RANGING FROM FOUR (4) TO SEVEN (7).

                __ FOR                   __  AGAINST               __  ABSTAIN


         PROPOSAL 6.    TO ELECT  CARL D.  PERRY,  MALCOLM R.  CURRIE,  EDWIN O.
                  RIDDELL, ANTHONY RAWLINSON, JOHN J. MICEK III, AND DONALD H. DREYER AS DIRECTORS OF U.S. ELECTRICAR, INC.

             __ FOR all nominees listed below      __ WITHHOLD AUTHORITY to vote
                   (except as indicated)           for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

                                            CARL D. PERRY
                                            MALCOLM R. CURRIE
                                            EDWIN O. RIDDELL
                                            ANTHONY RAWLINSON
                                            JOHN J. MICEK III
                                            DONALD H. DREYER

         PROPOSAL 7.    PROPOSAL TO RATIFY THE  APPOINTMENT OF MOSS ADAMS LLP AS
                  INDEPENDENT AUDITORS OF U.S. ELECTRICAR, INC. FOR FISCAL YEAR ENDING JULY 31, 1999.

                __ FOR                   __  AGAINST               __  ABSTAIN


                                         Dated: __________________________, 1999


                                         _______________________________________
                                                         Signature

                                         _______________________________________
                                                         Signature


                                         This Proxy should be marked,  dated and
                                         signed by the stockholder(s) exactly as
                                         his or her  name  appears  hereon,  and
                                         returned   promptly  in  the   enclosed
                                         envelope.    Persons   signing   in   a
                                         fiduciary  capacity should so indicate.
                                         If shares are held by joint  tenants or
                                         as  community  property,   both  should
                                         sign.